Exhibit 3.9

CERTIFICATE OF FORMATION

OF

CONTOUR ENERGY E & P. LLC

The undersigned, acting as organizer under the Delaware Limited Liability Company Act, does hereby adopt the following Certificate of Formation for CONTOUR ENERGY E & P. LLC (the “Company”).

ARTICLE I

The name of the limited liability company is Contour Energy E & P. LLC

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The address of its registered office in the State of Delaware is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE IV

The Company is being organized pursuant to a plan of conversion.

ARTICLE V

The converting entity is Contour Energy E & P. Inc., a corporation incorporated on April 19, 1983, pursuant to the Delaware General Corporation Law,

ARTICLE VI

The purpose for which the Company is organized is the transaction of any or all lawful business (Or which limited liability companies may be organized under the Delaware Limited. Liability Company Act and the exercise of any and all powers which are or may be permitted by law.

ARTICLE VII

The Company shall be managed by its managers. The number of managers shall he determined in accordance with the limited liability company agreement of the Company (the “LLC Agreement”). The initial number of managers shall be two (2), but such number may be changed in the manner provided in the LLC Agreement of the Company. The names and addresses of the initial managers are as follows:

Kenneth R. Sanders	1001 McKinney, Suite 900 Houston, Texas 77002
Rick G. Lester	1001 McKinney, Suite 900 Houston, Texas 77002

ARTICLE VIII

The name and address of the organizer is:

Jared D. Nielsen	1001 McKinney. Suite 900 Houston, Texas 77002

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Contour Energy E & P. LLC this 26th day of December, 2001.

/s/ Jared D. Nielsen
JARED D. NIELSEN, Organizer

EXHIBIT C

Certificate of Conversion

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266

OF THE DELAWARE GENERAL CORPORATION LAW

ARTICLE I

The name of the corporation is Contour Energy E & P, Inc.

ARTICLE II

The name under which the corporation was originally incorporated is Kelley Oil Co Corporation.

ARTICLE III

The date on which the original Certificate of incorporation was filed with the Secretary of State is April 19, 1983.

ARTICLE IV

The name of the limited liability company into which the corporation is herein being converted is Contour Energy E & P, LLC.

ARTICLE V

The conversion has been approved in accordance with the provisions of Section 266.

CONTOUR ENERGY E & P, INC.

By:	/s/ Rick G. Lester
RICK G. LESTER
Executive Vice President